EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES NOVEMBER CASH DISTRIBUTION

Dallas, Texas, November 19, 2009 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.194517 per unit, payable on December 14, 2009, to unitholders of record on November 30, 2009.  The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)

Current Month	17,000	189,000	$64.02	$5.65

Prior Month	18,000	195,000	$63.67	$5.73

Other

Effective October 5, 2009, American Stock Transfer & Trust Company (AST) became the new transfer agent and registrar for Cross Timbers Royalty Trust.  Unitholders with registered ownership accounts can contact AST with questions relating to transfers of ownership and instruction, a change of address, direct deposit of distribution checks, and any other account related questions at the dedicated toll free number 1-866-737-9818.
For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 877-228-5084